Exhibit 10.3

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement") is entered into as of November 2, 2015, by and among Anthony Tang (the "Subordinated Creditor"), Ener-Core, Inc., a Delaware corporation ("Borrower"), and Empery Tax Efficient, LP in its capacity as collateral agent for the Senior Lenders (as defined below) (together with its successors and assigns, the "Agent").

R E C I T A L S

A.           Borrower, Agent and Senior Lenders (as hereinafter defined) have entered into (i) a Securities Purchase Agreement dated as of April 22, 2015 and (ii) a Securities Purchase Agreement dated as of May 7, 2015 (collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Senior Agreements") pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Agreements, to purchase senior secured notes from Borrower. All of (i) Borrower's obligations to Agent and Senior Lenders under the Senior Agreements and the other Senior Debt Documents, and (ii) the obligations of Ener-Core Power, Inc., a Delaware corporation (the "Guarantor"), to Agent and Senior Lenders under the Guaranty dated as of April 23, 2015 (as amended prior to the date hereof and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Senior Guaranty") are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Borrower and the Grantor (the "Collateral").

B.           Borrower and the Subordinated Creditor have entered into that certain Backstop Security Support Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Support Agreement"), pursuant to which Subordinated Creditor may extend credit to Borrower in the aggregate principal amount not to exceed $2,100,000.

C.           As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to approve the transactions contemplated by the Subordinated Support Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and the Credit Parties (as hereinafter defined) in order to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents (as defined below).

NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Agreements, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.            Definitions. The following terms shall have the following meanings in this Agreement:

"Bankruptcy Code" shall mean the provisions of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

"Credit Parties" shall mean, collectively, Borrower, Guarantor and each other subsidiary, and any guarantor or obligor of all or any portion of the Senior Debt and/or the Subordinated Debt.

"Distribution" shall mean, with respect to any indebtedness, obligation or security (a) any payment or distribution by any Credit Party of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Credit Party or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property or interests in property of any Credit Party.

"Enforcement Action" shall mean (a) to take from or for the account of any Credit Party, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party with respect to the Subordinated Debt (other than receipt of Permitted Subordinated Debt Payments to the extent permitted under Section 2.3), (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Credit Party to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, including, without limitation, the commencement of a Proceeding, (c) to accelerate the Subordinated Debt (if applicable), (d) to exercise any put option or to cause any Credit Party to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Credit Party, including the Collateral, (f) to notify account debtors or directly collect accounts receivable or other payment rights of any Credit Party or (g) to exercise in any other manner any remedies with respect to the Subordinated Debt set forth in any Subordinated Debt Document or that otherwise might be available to Subordinated Creditor at law, in equity, pursuant to judicial proceeding or otherwise.

"Paid in Full" or "Payment in Full" shall mean the payment in full in cash of all Senior Debt and termination of all commitments to lend under the Senior Debt Documents.

"Permitted Refinancing" shall mean any refinancing of the Senior Debt under the Senior Loan Documents, provided that the financing documentation entered into by the Credit Parties in connection with such Permitted Refinancing constitutes Permitted Refinancing Senior Debt Documents.

"Permitted Refinancing Senior Debt Documents" shall mean any financing documentation which replaces the Senior Loan Documents and pursuant to which the Senior Debt under the Senior Loan Documents is refinanced, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement.

"Permitted Subordinated Debt Payments" shall mean all fees payable by Borrower to Subordinated Creditor under Section 3 of the Subordinated Support Agreement, each as and when due and payable, and all payments of expenses and fees in the ordinary course under the Subordinated Debt Documents, all in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, and all subject to the restrictions set forth in Section 2.3(a) below.

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"Person" shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

"Proceeding" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person, whether initiated under the Bankruptcy Code or any other similar federal or state statute.

"Reorganization Subordinated Security" shall mean any debt or equity securities of any Credit Party that are distributed to Subordinated Creditor in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or adjustment and that (a) are subordinated in right of payment to the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such Person and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Senior Debt.

"Senior Debt" shall mean all obligations, liabilities and indebtedness of every nature of each Credit Party from time to time owed to Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest accruing thereon (including, without limitation, interest accruing after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim) and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code.

"Senior Debt Documents" shall mean the Senior Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.

"Senior Default" shall mean any default or event of default under any Senior Debt Document.

"Senior Default Notice" shall mean a written notice from Agent to Subordinated Creditor pursuant to which Subordinated Creditor is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default and states that such notice is a "Senior Default Notice" for purposes of this Agreement.

"Senior Lenders" shall mean the holders of the Senior Debt, and shall include, without limitation, the "Buyers", as such term is defined in each of the Senior Agreements.

"Senior Loan Documents" shall mean the Senior Agreements, the Senior Guaranty and all other agreements, documents and instruments executed from time to time in connection therewith, including, without limitation, the senior secured notes issued pursuant to the Senior Agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time, as permitted hereunder.

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"Subordinated Debt" shall mean all of the obligations, liabilities and indebtedness of each Credit Party to the Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents.

"Subordinated Debt Default" shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting the Subordinated Creditor to accelerate the payment of, put or cause the redemption of (to the extent applicable), all or any portion of the Subordinated Debt or any Subordinated Debt Document.

"Subordinated Debt Default Notice" shall mean a written notice from Subordinated Creditor to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default and states that such notice is a "Subordinated Debt Default Notice" for purposes of this Agreement.

"Subordinated Debt Documents" shall mean the Subordinated Support Agreement any other guaranties with respect to the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt, excluding the Warrant (as defined in the Subordinated Support Agreement).

2.            Subordination.

2.1.         Subordination of Subordinated Debt to Senior Debt. Each Credit Party covenants and agrees, and the Subordinated Creditor hereby covenants and agrees and by the Subordinated Creditor's acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2.         Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving any Credit Party:

(a)          All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of Subordinated Debt (other than a Distribution of Reorganization Subordinated Securities).

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(b)          Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt (other than a Distribution of Reorganization Subordinated Securities) shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid in Full. The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent, for the benefit of the Senior Lenders, for application to the Senior Debt until Payment in Full of all Senior Debt. The Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c)          The Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.

(d)          The Subordinated Creditor hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim in respect of the Subordinated Debt upon the failure of Subordinated Creditor promptly to do so prior to ten (10) days before the expiration of the time to file any such proof of claim. Agent shall have no obligation to execute, verify, deliver and/or file any such proof of claim.

(e)          The Subordinated Creditor will be deemed to have irrevocably, absolutely and unconditionally consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale or other disposition of any Collateral (i) to a third party unaffiliated with any holder of the Senior Debt, or (ii) pursuant to an auction process or public sale process, and to have released its liens on any such Collateral. The Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of the Subordinated Creditor, to vote in favor of any such sale or other disposition.

(f)           The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

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2.3.         Subordinated Debt Payment Restrictions.

(a)          Notwithstanding the terms of the Subordinated Debt Documents, each Credit Party hereby agrees that it may not make, and the Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full, except as otherwise provided herein. Notwithstanding the immediately preceding sentence, subject to the terms of Section 2.2, the Credit Parties may make, and the Subordinated Creditor may accept, Permitted Subordinated Debt Payments (or portion thereof); provided, however, that with respect to any Permitted Subordinated Debt Payment pursuant to Section 3(e) of the Subordinated Support Agreement (or portion thereof), each Credit Party and the Subordinated Creditor further agree that no such Permitted Subordinated Debt Payment may be made by any Credit Party or accepted by Subordinated Creditor if, either at the time of such payment or after giving effect thereto, both subclauses 2.3(a)(i) and 2.3(a) (ii) below are both not met; provided, further, that with respect to any Permitted Subordinated Debt Payment other than pursuant to Section 3(e) thereof, each Credit Party and the Subordinated Creditor further agree that no such Permitted Subordinated Debt Payment may be made by any Credit Party or accepted by Subordinated Creditor if, either at the time of such payment or after giving effect thereto, subclause 2.3(a)(i) below is not met. For purposes of this Section 2.3(a), subclauses (i) and (ii) are as follows, respectively:

(i)            a Senior Default exists and such Senior Default shall not have been cured or waived; or

(ii)           immediately after giving effect to such Permitted Subordinated Debt Payment (or portion thereof), Borrower shall not have cash on hand (as evidenced in a manner acceptable to Agent) in an amount equal to at least 110% of the amount of all remaining principal payments, interest payments and other payments that are or may become due and payable under the Senior Debt Documents (as such amounts are reasonably determined by the Agent).

(b)          The Credit Parties may resume Permitted Subordinated Debt Payments (and may make any Permitted Subordinated Debt Payments missed due to the application of paragraph (a) of this Section 2.3) in respect of the Subordinated Debt or any judgment with respect thereto:

(i)            in the case of a Senior Default referred to in clause (i) of paragraph (a) of this Section 2.3, upon a cure or waiver thereof; or

(ii)           in the case of the failure of cash on hand to exceed the amount required in clause (ii) of paragraph (a) of this subsection 2.3, upon, immediately after giving effect to such Permitted Subordinated Debt Payment, Borrower shall have cash on hand (as evidenced in a manner acceptable to Agent) in an amount equal to the sum of (i) the amount of Permitted Subordinated Debt Payments contemplated to be paid and (ii) at least 110% of the amount of all remaining principal payments, interest payments and other payments that are or may become due and payable under the Senior Debt Documents.

(c)          No Senior Default shall be deemed to have been waived for purposes of this Section 2.3 unless and until the Credit Parties shall have received a written waiver from Agent or all Senior Lenders (or such lower percentage of Senior Lenders as is required under the Senior Debt Documents).

2.4.         Subordinated Debt Standstill Provisions.

(a)          Until the Senior Debt is Paid in Full, Subordinated Creditor shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt, until the earliest to occur of the following:

(i)           the passage of ninety (90) days from the delivery of a Subordinated Debt Default Notice to Agent if any Subordinated Debt Default described therein shall not have been cured or waived within such period; provided, however, that Subordinated Creditor shall not deliver to Agent a Subordinated Debt Default Notice involving a failure by Borrower to pay fees due under one or more of Sections 3(a)-(d) and 3(f) of the Subordinated Support Agreement unless and until the unpaid outstanding fees are at least six months past due and total at least $100,000; and provided further, however, that Subordinated Creditor shall not deliver to Agent a Subordinated Debt Default Notice involving a failure by Borrower to make a payment due under Section 3(e) of the Subordinated Support Agreement unless and until the unpaid outstanding payments under such Section 3(e) total at least $500,000; or

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(ii)           the commencement of any Proceeding under the Bankruptcy Code with respect to any Credit Party.

Notwithstanding the foregoing, (i) if Agent or any Senior Lender shall have commenced or joined any Enforcement Action, Subordinated Creditor shall not commence or continue any Enforcement Action with respect to any Collateral so long as Agent or such Senior Lender is pursuing such Enforcement Action in good faith, and (ii) subject to the provisions of Section 2.2(d), the Subordinated Creditor may file proofs of claim against any Credit Party in any Proceeding involving such Credit Party. Any Distributions (other than Permitted Subordinated Debt Payments made in compliance with the terms hereof) or other proceeds of any Enforcement Action obtained by Subordinated Creditor shall in any event be held in trust by it for the benefit of Agent and Senior Lenders and promptly paid or delivered to Agent for the benefit of Senior Lenders in the form received until all Senior Debt is Paid in Full.

(b)          Notwithstanding anything contained herein to the contrary, at no time may Subordinated Creditor take any Enforcement Action with respect to any Permitted Subordinated Debt Payment that is not made when due pursuant to the Subordinated Debt Documents.

2.5.         Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by any Credit Party or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall be held in trust by Subordinated Creditor for the benefit of Agent and Senior Lenders and shall be promptly paid over to Agent, with any necessary endorsement, for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full; provided that any such payment received by Subordinated Creditor may be retained by Subordinated Creditor if Subordinated Creditor does not receive written notice from any Credit Party, Agent or any Senior Lender within one hundred twenty days of receipt of such payment or Subordinated Creditor does not otherwise have actual knowledge that such payment has been received at a time during which it was prohibited by the terms of this Agreement.

2.6.         Subordination and Release of Liens and Security Interests; Agreement Not to Contest.

(a)          Until the Senior Debt has been Paid in Full, any liens and security interests of Subordinated Creditor in any Collateral which may exist in breach of Subordinated Creditor's agreement pursuant to Section 3.2 and Subordinated Creditor's representations and warranties pursuant to Section 5.1, shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Agent and Senior Lenders in such Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. In the event that Subordinated Creditor obtains any liens or security interests in the Collateral or any portion thereof that are not subordinate to the liens and security interests of the Agent and Senior Lenders, (i) Agent shall be deemed authorized by Subordinated Creditor to file Uniform Commercial Code termination statements necessary to terminate such liens and security interests and (ii)  Subordinated Creditor shall promptly execute and deliver to Agent such releases and terminations as Agent shall reasonably request to effect the release of such liens, and security interests.

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(b)          The Subordinated Creditor agrees that it will not at any time, including without limitation in connection with any Proceeding, contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Agent and Senior Lenders in the Collateral securing the Senior Debt.

2.7.         Sale, Transfer or other Disposition of Subordinated Debt.

(a)          Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document without the prior written consent of the Agent and the Senior Lenders.

(b)          Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditor, as provided in Section 10 hereof.

2.8.         Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain or expropriation) of any Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents (as in effect on the date hereof) until such time as the Senior Debt is Paid in Full, then any excess shall be paid to the Subordinate Creditor.

2.9.         Legends. Until the termination of this Agreement in accordance with Section 16 hereof, the Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

"This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the "Subordination Agreement") dated as of November 2, 2015, by and among Anthony Tang (the "Subordinated Creditor"), Ener-Core, Inc., a Delaware corporation ("Borrower") and Empery Tax Efficient, LP in its capacity as collateral agent for the Senior Lender (as defined therein) (together with its successors and assigns, the "Agent"), to the indebtedness (including interest) owed by the Credit Parties pursuant to that securities purchase agreements among Borrower, Agent and the Senior Lenders from time to time party thereto, and certain guarantees of the indebtedness evidenced thereby, as such agreements and such guarantees have been and hereafter may be amended, restated, supplemented or otherwise modified from time to time; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement."

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3.            Modifications.

3.1.         Modifications to Senior Debt Documents. Senior Lenders may at any time and from time to time without the consent of or notice to the Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or otherwise modify in any manner any agreement, note, guarantee or other instrument evidencing or securing or otherwise relating to the Senior Debt.

3.2.         Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, the Subordinated Creditor shall not, without the prior written consent of Agent, either (i) agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the amount of fees under the Subordinate Support Agreement or add any interest payments thereto, (b) change the dates upon which such fees are due or terms upon which such fees are required to be paid, (c) change or add any event of default or any covenant with respect to the Subordinated Debt (other than any modifications or additions to reflect comparable changes made with respect to the corresponding provisions contained in the Senior Debt Documents so long as any applicable cushion is maintained), (d) add or change any redemption or prepayment provisions of the Subordinated Debt, (e) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (f) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Default or confer additional material rights on Subordinated Creditor or any other holder of the Subordinated Debt in a manner adverse to any Credit Party or Senior Lenders, or (g) obtain any guaranties or credit support from any Person other than the Credit Parties or (ii) take any liens or security interests in any assets of any Credit Party other than the liens and security interest that exist as of the date of this Agreement.

4.            Waiver of Certain Rights by Subordinated Creditor. The Subordinated Creditor hereby waives all notice of the acceptance by Agent and Senior Lenders of the subordination and other provisions of this Agreement, and Subordinated Creditor expressly consents to reliance by Agent and the Senior Lenders upon the subordination and other agreements as herein provided.

5.            Representations and Warranties.

5.1.         Representations and Warranties of Subordinated Creditor. To induce Agent to execute and deliver this Agreement, the Subordinated Creditor hereby represents and warrants to Agent that as of the date hereof: (a) he has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by Subordinated Creditor will not violate or conflict with any material agreement binding upon Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (c) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; and (d) he is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt owned by him on the date hereof.

5.2.         Representations and Warranties of Agent. To induce the Subordinated Creditor to execute and deliver this Agreement, Agent hereby represents and warrants to the Subordinated Creditor that as of the date hereof: (a) Agent is a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent and each current and future Senior Lender in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

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6.            Subrogation. Subject to the Payment in Full of all Senior Debt, the Subordinated Creditor shall be subrogated to the extent of any Distributions made by Subordinated Creditor to Agent on behalf of the Senior Lenders, or otherwise applied to payment of such Senior Debt solely by reason of the provisions of this Agreement, to any rights of the Senior Lenders to receive payments and distributions of cash, securities and other property applicable to the Senior Debt, if any, until the Subordinated Debt shall have been paid in full. For purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, securities or other property to which Subordinated Creditor would have been entitled, except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to Agent on behalf of the Senior Lenders by Subordinated Creditor, shall be deemed to be a payment or distribution by any Credit Party to or on account of the Senior Debt, it being understood and agreed that the provisions of this Agreement are solely for the purpose of defining the relative rights of the Senior Lenders on the one hand, and the Subordinated Creditor on the other hand.

7.            Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8.            Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary in order to effect fully the terms of this Agreement.

9.            Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile or email transmission or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by facsimile or email transmission, on the date of transmission if transmitted on a business day before 4:00 p.m. (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four (4) business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Subordinated Creditor, as set forth below:

Anthony Tang

870 Orlando Road

San Marino, CA [zip]

Facsimile:        [               ]

Email:                [               ]

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If to any Credit Party:

c/o Ener-Core, Inc

9400 Toledo Way

Irvine, CA 92618

Attention:           Domonic J. Carney, CFO
Telephone:         949-616-3333
Facsimile:           949-616-3399

Email:                  DJ. Carney@ener-core.com

If to Agent:

Empery Tax Efficient, LP, as collateral agent

c/o Empery Asset Management, LP

1 Rockefeller Plaza, Suite 1205

New York, NY 10020

Attention:          Ryan M. Lane

Facsimile:           212-608-3307

Email:                 notices@emperyam.com

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

10.          Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, Subordinated Creditor and the Credit Parties. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to the Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11.          Relative Rights. This Agreement shall define the relative rights of Agent, Senior Lenders and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among the Credit Parties, Agent and Senior Lenders and as between the Credit Parties and the Subordinated Creditor, the obligation of the Credit Parties with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Lenders or Subordinated Creditor with respect to any other creditors of the Credit Parties. The terms of this Agreement shall govern even if all or any part of the Senior Debt or the liens or security interests in favor of Agent or Senior Lenders are avoided, disallowed, unperfected, set aside or otherwise invalidated in any judicial proceeding or otherwise.

12.          Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents or the Senior Debt Documents, the provisions of this Agreement shall control and govern.

13.          Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

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14.          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.          Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

16.          Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until Payment in Full of the Senior Debt, after which this Agreement shall terminate without further action on the part of the parties hereto.

17.          GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. THE SUBORDINATED CREDITOR, AGENT AND EACH CREDIT PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE SUBORDINATED CREDITOR, AGENT AND EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. THE SUBORDINATED CREDITOR, AGENT AND EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PERSON AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

18.          WAIVER OF JURY TRIAL. THE SUBORDINATED CREDITOR, EACH CREDIT PARTY AND AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE SUBORDINATED CREDITOR, EACH CREDIT PARTY AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE SUBORDINATED DEBT DOCUMENTS AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. THE SUBORDINATED CREDITOR, EACH CREDIT PARTY AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

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IN WITNESS WHEREOF, the Subordinated Creditor, the Credit Parties and Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:

/s/ Anthony Tang
ANTHONY TANG

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CREDIT PARTIES:

ENER-CORE, INC.

By	/s/ Domonic Carney
Name:	Domonic Carney
Title:	CFO

ENER-CORE POWER, INC.

By	/s/ Domonic Carney
Name:	Domonic Carney
Title:	CFO

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AGENT:

EMPERY TAX EFFICIENT, LP

By: Empery Asset Management, LP, its authorized agent

By	/s/ Brett Director
Name:	Brett Director
Title:	General Counsel

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